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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 27, 1997

                              BITWISE DESIGNS, INC.
               (Exact name of Registrant as specified in charter)


          Delaware                  0-20190                      14-1673067
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification No.


Building 50, Rotterdam Industrial Park, Schenectady, N.Y.                  12306
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code                (518) 356-9741



          (Former name or former address, if changed since last report)
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ITEM 4.           CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT.

                  On June 27, 1997, the Board of Directors of Bitwise Designs, Inc. (the "Company") approved a recommendation by management to terminate the services of its independent accountants KPMG Peat Marwick LLP, which acted as its independent accountants with respect to the fiscal years ended June 30, 1995 and 1996. In connection with the audits for the two fiscal years ended June 30, 1996 and 1995, and the subsequent interim period through June 27, 1997, there were no disagreements between the Company and KPMG Peat Marwick on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure. Management of the Company had recommended the termination of KPMG Peat Marwick LLP to the Board of Directors in order to significantly reduce the Company's audit and income tax preparation costs. Management intends to recommend a new accounting firm within the next several days.

         During the last two fiscal years no report issued by KPMG Peat Marwick contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.


Item 7. Exhibits

16.      Letter on change in certifying accountants from KPMG Peat Marwick LLP




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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BITWISE DESIGNS, INC.
                                             (Registrant)


                                             By:  /s/Dennis H. Bunt
                                                -----------------------
                                                  Dennis H. Bunt
                                                  Chief Financial Officer



Dated: July 2, 1997




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                                EXHIBIT INDEX
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16.      Letter on change in certifying accountants from KPMG Peat Marwick LLP